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                                                                    Exhibit 3(b)

                                 EDO CORPORATION

                            (A New York Corporation)

                                     BY-LAWS

                           As Amended December 1, 2003

                                TABLE OF CONTENTS


                                    ARTICLE I

Meetings of Shareholders                                                    Page

Section 1.01 Annual Meetings..................................................4
Section 1.02 Special Meetings.................................................4
Section 1.03 Place of Meetings................................................4
Section 1.04 Notice of Meetings...............................................4
Section 1.05 Quorum...........................................................5
Section 1.06 Inspectors of Election...........................................5
Section 1.07 Qualification of Voters..........................................5
Section 1.08 Vote of Shareholders.............................................6
Section 1.09 Proxies..........................................................7
Section 1.10 Record Date......................................................7
Section 1.11 Adjourned Meetings...............................................8
Section 1.12 Notice of Shareholder Proposal...................................8


                                   ARTICLE II

Board of Directors

Section 2.01 General Powers...................................................8
Section 2.02 Number, Term of Office, Election and Qualifications..............9
Section 2.03 Regular Meetings................................................10
Section 2.04 Special Meetings................................................10
Section 2.05 Quorum and Voting...............................................10
Section 2.06 Resignations....................................................11
Section 2.07 Directors Emeritus..............................................11
Section 2.08 Removal of Directors............................................11
Section 2.09 Newly Created Directorships and Vacancies.......................11
Section 2.10 Action by Written Consent.......................................12
Section 2.11 Participation in a Meeting by Telephone.........................12

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                                   ARTICLE III

Executive Committee and other Committees

Section 3.01 How Constituted.................................................12
Section 3.02 Powers of the Committees........................................12
Section 3.03 Proceedings, Quorum and Manner of Acting........................13


                                   ARTICLE IV

Notices

Section 4.01 Form and Delivery...............................................13
Section 4.02 Waiver..........................................................13


                                    ARTICLE V

Officers

Section 5.01 Number and Qualification........................................13
Section 5.02 Appointment and Term of Office..................................14
Section 5.03 Subordinate Officers............................................14
Section 5.04 Resignations....................................................14
Section 5.05 Removal.........................................................14
Section 5.06 Vacancies.......................................................14
Section 5.07 The Chief Executive Officer.....................................14
Section 5.08 The President...................................................15
Section 5.09 The Vice Presidents.............................................15
Section 5.10 The Secretary...................................................15
Section 5.11 The Treasurer...................................................16


                                   ARTICLE VI

Fiscal Matters

Section 6.01 Execution of Instruments........................................16
Section 6.02 Loans, etc. ....................................................17
Section 6.03 Deposits........................................................17
Section 6.04 Checks, Drafts, etc. ...........................................17


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                                   ARTICLE VII

Capital Stock

Section 7.01 Certificate for Shares..........................................17
Section 7.02 Transfer of Shares; Registered Shareholders.....................18
Section 7.03 Transfer Agents and Registrars..................................18
Section 7.04 Record Date.....................................................18
Section 7.05 Lost or Destroyed Certificates..................................19


                                  ARTICLE VIII

Books and Records

Section 8.01 Books and Records...............................................19
Section 8.02 Examination of Books............................................19


                                   ARTICLE IX

Indemnification

Section 9.01 Indemnification - Third Party and Derivative Actions............20
Section 9.02 Payment of Indemnification; Repayment...........................21
Section 9.03 Procedure for Indemnification...................................22
Section 9.04 Survival; Preservation of Other Rights..........................23
Section 9.05 Savings Clause..................................................23


                                    ARTICLE X

Miscellaneous

Section 10.01 Corporate Seal.................................................23
Section 10.02 Fiscal Year....................................................23


                                   ARTICLE XI

Amendments

Section 11.01 Amendments.....................................................24
Section 11.02 Notice of Amendment............................................24


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                                    ARTICLE I
                            Meetings of Shareholders

Section 1.01 Annual Meetings

The annual meeting of shareholders for the election of directors and for the transaction of such other business as properly may come before such meeting shall be held at such date and time as the Directors may determine.

Section 1.02 Special Meetings

Special meetings of shareholders may be called at any time by the Chairman of the Board of Directors, or by the Chief Executive Officer, or by order of the Board of Directors, or by a majority of the directors then in office acting without a meeting. At any special meeting of shareholders, only such business may be transacted as is related to the purpose or purposes set forth in the notice required by Section 1.04.

Section 1.03 Place of Meetings

Each meeting of shareholders shall be held at the principal office of the Corporation in the State of New York or at such other place within or without the State of New York as may be specified in the notice of the meeting.

Section 1.04 Notice of Meetings

Written or electronic notice of the place, date and hour of each meeting of the shareholders shall be given as provided in Section 4.01 to each shareholder entitled to vote thereat, or otherwise entitled by law to notice thereof, not less than 10 nor more than 60 days before the meeting or shall be given by third-class mail not fewer than twenty-four (24) nor more than sixty (60) days before the date of the meeting. If mailed such notice shall be deemed given when deposited in the United States mail, with postage thereon prepaid, directed to the shareholder at the shareholder's address as it appears on the record of shareholders, or, if the shareholder shall have filed with the Secretary of the Corporation a request that notices to the shareholder be mailed to some other address, then directed to the shareholder at such other address. If transmitted electronically, such notice shall be deemed given when directed to the shareholder's electronic mail address as supplied by the shareholder to the Secretary of the Corporation or as otherwise directed pursuant to the shareholder's authorization or instructions. Notice of a special meeting shall also state the purposes for which the meeting is called and indicate by or at whose direction the notice is being issued. If any action is proposed to be taken at any shareholders' meeting which would, if taken, entitle shareholders fulfilling the requirements of section 623 of the New York Business Corporation Law (relating to a shareholder's statutory appraisal rights) to receive payment for their shares, the notice shall also include a statement to that effect. Notice of any meeting need not be given to any shareholder with whom communication is then unlawful by virtue of any law of the State of New York or of the United States of America


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now or hereafter enacted or amended or any rule, regulation, proclamation or executive order issued under any such law.

Section 1.05 Quorum of Shareholders

Except as otherwise provided by law and subject to the provisions of Section
1.07 and Section 6.02(b), the holders of a majority of the votes of shares issued and outstanding entitled to vote thereat, present in person or by proxy, shall constitute a quorum for the transaction of business at any meeting of shareholders, provided that when a specified item of business is required to be voted on by a particular class or series of shares, voting as a class, the holders of a majority of the votes of shares of such class or series shall constitute a quorum for the transaction of such specified item of business.

Section 1.06 Inspectors of Election

The Board of Directors shall appoint one or more inspectors to act at a meeting of shareholders or any adjournment thereof and make a written report thereof. The Board may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed, or if such persons are unable to act at the meeting, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability. The inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting or any shareholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them. The date and time (which need not be a particular time of day) of the opening and the closing of the polls for each matter upon which the shareholders will vote at a meeting shall be announced by the person presiding at the meeting at the beginning of the meeting and, if no date and time is so announced, the polls shall close at the end of the meeting, including any adjournment thereof. Except as otherwise required by the New York Business Corporation Law, no ballot, proxies or consents, nor any revocation thereof or changes thereto, shall be accepted by the inspectors after the closing of polls.

Section 1.07 Qualification of Voters

     (a) Unless otherwise provided in the Certificate of Incorporation at each meeting of shareholders, each holder of record of common shares entitled to vote at such meeting shall be entitled to one vote for each such common share


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          standing in his, her or its name on the record of shareholders on the record date as determined pursuant to Section 1.10.

     (b) Treasury shares and shares held by another domestic or foreign corporation of any type or kind, if a majority of the shares entitled to vote in the election of directors of such other corporation is held by the Corporation, shall not be shares entitled to vote or to be counted in determining the total number of outstanding shares

     (c) Shares held by an administrator, executor, guardian, conservator, committee or other fiduciary, except a trustee, may be voted by him, her or it, either in person or by proxy, without transfer of such shares into his, her or its name.

     (d) Shares held by a trustee may be voted by him, her or it, either in person or by proxy, only after the shares have been transferred into his, her or its name as trustee or into the name of his, her or its nominee.

     (e) Shares standing in the name of another domestic or foreign corporation of any type or kind may be voted by such officer, agent or proxy as the by-laws of such corporation may provide, or, in the absence of such provision, as the board of directors of such corporation may determine.

     (f) A shareholder shall not sell his, her or its vote or issue a proxy to vote to any person for any sum of money or anything of value except as permitted by law.

     (g) At each meeting of shareholders, each holder of record of preferred shares entitled to vote at such meeting shall be entitled to such number of votes as may be specified in the Certificate of Incorporation.

Section 1.08 Vote of Shareholders

Except as at the time otherwise expressly required by statute, by the Certificate of Incorporation of the Company or by Section 1.06 (regarding appointment of Inspectors), Section 2.02 (regarding election of directors) or
Section 2.08 (regarding removal of directors), all corporate action to be taken by vote of the shareholders shall be authorized by a majority of the votes cast in favor or against such action by the holders of shares entitled to vote thereon at a meeting of the shareholders at which a quorum is present. Except as otherwise provided in the certificate of incorporation or the specific provision of a by-law adopted by the shareholders, an abstention shall not constitute a vote cast.

The authority of the holder of a proxy to act shall not be revoked by the incompetence or death of the shareholder who executed the proxy unless, before the authority is exercised, written notice of an adjudication of such incompetence or of such death is received by the Secretary or any Assistant Secretary. Without limiting the manner in which a shareholder may authorize another person or persons to act for him, her or it as


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proxy, the following shall constitute a valid means by which a shareholder may grant such authority:

(1) A shareholder may execute a writing authorizing another person or persons to act for the shareholder as proxy. Execution may be accomplished by the shareholder or the shareholder's authorized officer, director, employee or agent signing such writing or causing his or her signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature.

(2) A shareholder may authorize another person or persons to act for the shareholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be reasonably determined that the telegram, cablegram or other electronic transmission was authorized by the shareholder. If it is determined that such telegrams, cablegrams or other electronic transmissions are valid, the inspectors shall specify the nature of the information upon which they relied.

Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this Section 1.08 may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

Section 1.09 Proxies

Any shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting may authorize another person or persons to act for him by proxy. Each proxy must be in writing, signed by the shareholder or by his attorney-in-fact and shall be filed with the secretary of any meeting at which the holder thereof votes thereunder. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Each proxy shall be revocable at the pleasure of the shareholder executing it, except if and to the extent that an irrevocable proxy is given and is permitted by law.

Section 1.10 Record Date

The Board of Directors may fix, in advance, a date as the record date for determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting. Such date shall be not more than 60 nor less than 10 days before the date of such meeting nor more than sixty (60) days prior to any other action. If no record date is


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fixed: (1) the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if no notice is given, the day on which the meeting is held; and (2) the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the resolution of the Board of Directors relating thereto is adopted. When a determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date for the adjourned meeting.

Section 1.11 Adjourned Meetings

The holders of a majority of the shares present in person or by proxy at a meeting and entitled to vote thereat may from time to time adjourn the meeting, whether or not a quorum was present at the meeting. When a determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders has been made pursuant to Section 1.10, such determination shall apply to any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting. When a meeting is adjourned to another time or place, no notice need be given if such time or place is announced at the meeting at which the adjournment is taken. However, if the Board of Directors fixes a new record date for the adjourned meeting, notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to notice. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

Section 1.12 Notice of Shareholder Proposal

For business proposed by a Shareholder to be a proper subject for action at an Annual Shareholders meeting, in addition to any requirement of law the Shareholder must timely request (by Certified Mail - Return Receipt Requested) that the proposal be included in the Corporation's proxy statement for the meeting, and such request must satisfy all of the provisions of Rule 14a-8 under the Securities Exchange Act of 1934, as amended.

                                   ARTICLE II
                               Board of Directors

Section 2.01 General Powers

The property, affairs and business of the Corporation shall be managed under the direction of the Board of Directors.


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Section 2.02 Number, Term of Office, Election and Qualifications

     (a) The full Board of Directors shall consist of not less than nine nor more than fifteen directors, all of whom shall be at least 21 years of age on the date of the annual meeting of shareholders. The Chairman of the Board of Directors shall be chosen by the Directors from among the directors and shall preside at all meetings of the shareholders and of the Board of Directors at which he shall be present. Past or present officers or employees of the Corporation shall not comprise more than one third of the Board of Directors. Each director shall hold at least 1000 shares of any class of the Corporation; provided that failure to hold such number of shares shall not prevent or disqualify any person not a director from being elected a director pursuant to this Section
          2.02 or Section 2.09 or from serving as a director for a period of one year from the time of such election.

     (b) Subject to the provisions of this Section and of Section 2.09, the number of directors, within the limits provided, necessary to constitute a full Board shall be determined from time to time by vote of a majority of the entire Board of Directors. Directors shall be elected at the annual meeting of shareholders. If the number of directors be increased between annual meetings of shareholders, the additional directors to fill the vacancies thus created shall be elected as provided in Section 2.09.

     (c) There shall be three classes of directors. All classes shall be as nearly equal in number as possible, and no class shall include less than three directors. At each annual meeting of shareholders, each director elected to replace a director whose term expires at such annual meeting shall be elected to hold office for a term expiring at the third succeeding annual meeting after his election. Each director shall hold office until the expiration of his term and until his successor is elected and qualified or until his earlier death, resignation or removal.

     (d) A director elected to fill a vacancy, unless elected by the shareholders, shall be elected to hold office for a term expiring at the next meeting of shareholders at which the election of directors is in the regular order of business. If the number of directors is changed,

          (i) any newly created directorship or any decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as possible, and

          (ii) when the number of directors is increased by the Board and any newly created directorships are filled by the Board, there shall be no classification of the additional directors until the next annual meeting of shareholders.


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     (e)  At each meeting of shareholders for the election of directors the directors shall be chosen and elected by a plurality of the votes cast at such meeting by the holders of shares entitled to vote in the election. Any shareholder may recommend a nominee for membership on the Board of Directors provided such recommendations for nominees, to be proposed at any Annual meeting are made in writing addressed to the Secretary of the Corporation prior to the fifteenth of December preceding the date of such meeting.

     (f) No person shall serve as a director beyond the annual meeting of shareholders following his or her attainment of age 72.

Section 2.03 Regular Meetings

Promptly after the close of each annual meeting of the shareholders, the Board of Directors shall, without notice, meet where such annual meeting was held, or at such other place as may be fixed by resolution of the Board of Directors, for the purpose of appointing officers and committees for the ensuing year and transacting other proper business. Other regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be scheduled and such schedule may be changed at any regular meeting of the Board of Directors or at any special meeting called for that purpose, provided that notice of the change shall be given to all directors no later than 5 days prior to the first meeting held under such schedule as so changed.

Section 2.04 Special Meetings

Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, the Chief Executive Officer, or any two directors. If such a meeting is called by the Chairman of the Board of Directors or by the Chief Executive Officer, such person shall, or shall direct the Secretary to, fix a time and place for and give notice of the time, place, and purposes of such meeting. If such a meeting is called by any two directors, upon delivery to the Chairman of the Board of Directors, Chief Executive Officer or Secretary, in person or by registered mail, of a request in writing for a special meeting, specifying the purposes thereof, it shall be the duty of the person to whom the request is delivered to fix a time and place for (unless the requesting directors shall have fixed such time and place) and give notice of the time, place and purposes of such meeting. All such notices of meetings shall be given as provided in Section 4.01, if by mail, at least three days before the day on which the meeting is to be held, or, if by personal delivery, telephone or telegram, not later than the day before the day on which the meeting is to be held.

Section 2.05 Quorum and Voting

A majority of directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if a quorum shall not be present thereat, a majority of the directors present may from time to time adjourn any such meeting until a quorum shall be present, and the meeting may be held at adjourned without further


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notice. If a quorum is present at any meeting, the vote of a majority of the directors present shall be the act of the Board of Directors, except as otherwise provided by law. The directors shall act only as a Board and, except as provided in Section 1.02 (relating to calling special meetings of the shareholders), Section 2.04 (relating to the adjournment of meetings in the absence of a quorum), individual directors shall have no powers as such.

Section 2.06 Resignations

Any director may resign at any time by delivering a written resignation to either the Chairman of the Nominating and Governance Committee, the Chairman of the Board of Directors, the Chief Executive Officer, the President or the Secretary. Unless otherwise specified therein, such resignation shall take effect upon such delivery.

Section 2.07 Directors Emeritus

The Board of Directors may also appoint a retiring Chairman of the Board to emeritus status which shall not include the right to vote, or to be counted toward the determination of the full Board of Directors or for the determination of a quorum.

Section 2.08 Removal of Directors

Any director may be removed at any time, either for or without cause, by the affirmative vote of the holders of a majority of the outstanding shares of the Corporation entitled to vote for the election of directors, given at a meeting of the shareholders called for the purpose. Any vacancy in the Board of Directors caused by any such removal may be filled at such meeting by the shareholders entitled to vote for the election of directors; if the shareholders do not fill such vacancy at such meeting, such vacancy may be filled in the manner provided in Section 2.08. The provisions of this Section may be amended, altered or repealed only by the shareholders in the manner specified in clause
(1) of Section 11.01.

Section 2.09 Newly Created Directorships and Vacancies

Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board of Directors for any reason except the removal of directors without cause may be filled (unless theretofore filled by the shareholders in accordance with the provisions of Section 2.09) by vote of a majority of the directors then in office, although less than a quorum exists. Any such newly created directorship or vacancy (unless theretofore filled by the directors in accordance with the provisions of this Section) may also be filled by the shareholders entitled to vote for the election of directors at any meeting held during the existence of such vacancy provided that the notice of the meeting shall have mentioned such vacancy or expected vacancy.


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Section 2.10 Action by Written Consent

Any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the Board of Directors or committee shall be filed with the minutes of the proceedings of the Board of Directors or committee.

Section 2.11 Participation in a Meeting by Telephone

Any one or more members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at such meeting.

                                   ARTICLE III
                             Committees of the Board

Section 3.01 How Constituted

By resolution adopted by a majority of the entire Board of Directors, the Board may designate one or more committees each consisting of three or more directors. Each such committee shall serve at the pleasure of the Board.

Section 3.02 Powers of Committees

To the extent provided by resolution adopted by a majority of the entire Board of Directors, committees shall have and may exercise any of the powers of the Board of Directors except that no such committee shall have authority as to the following matters:

     (a) the submission to shareholders of any action as to which shareholders' approval is required by law;

     (b) the filling of vacancies in the Board of Directors or in any committee thereof;

     (c) the fixing of compensation of the directors for serving on the Board of Directors or any committee thereof;

     (d) the amendment or repeal of the By-Laws, or the adoption of new By-Laws; or

     (e) the amendment or repeal of any resolution of the Board of Directors which by its terms shall not be so amendable or repealable.


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Section 3.03 Proceedings, Quorum and Manner of Acting

Subject to the control of the Board of Directors, each committee may adopt such rules and regulations governing its proceedings, quorum and manner of acting as it shall deem proper and desirable, provided that a quorum shall not be less than two directors.

                                   ARTICLE IV
                                    Notices

Section 4.01 Form and Delivery

Except as otherwise expressly provided by law or by these By-Laws, any written notice required to be given by law, the Certificate of Incorporation or these By-Laws to any shareholder, director or other person may be delivered personally or by mail or, in the case of notices to directors, by telephone or telegram. Notice by mail shall be deemed to have been given at the time when such notice is deposited in the United States mail, postage prepaid, addressed to such shareholder, director or other person at his last known address as the same appears on the records of the Corporation or, if a shareholder shall have filed with the Secretary a written request that notices to him or her be mailed to some other address, then directed to him or her at such other address.

Section 4.02 Waiver

No notice required to be given by any statute, by the Certificate of Incorporation or by these By-Laws need be given to any person otherwise entitled to notice who signs in person or, if a shareholder, by proxy, a waiver of notice, whether signed before or after the time of the action to which the notice relates. In addition, the attendance by any shareholder at any meeting of the shareholders in person or by proxy without protesting prior to the conclusion of such meeting the absence of notice thereof to such shareholder, and the attendance by any director at any meeting of the Board of Directors without protesting prior to such meeting or at its commencement such absence of notice, shall, in each such case, constitute a waiver of notice of such meeting

                                    ARTICLE V
                                    Officers

Section 5.01 Number and Qualification

The officers of the Corporation shall be a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary and a Treasurer, and such other officers as may be appointed in accordance with the provisions of Section 5.03. Any one person may hold more than one of such offices except those of President and Secretary. The Chief Executive Officer shall be chosen from among the directors. No other officer need be a


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director. Officers shall be at least 21 years of age and no more than 70 years of age on the date of the annual meeting of shareholders.

Section 5.02 Appointment and Term of Office

Officers (unless appointed under power delegated pursuant to the second sentence of Section 5.03) shall be appointed by the Board of Directors and (unless appointed under the provisions of Section 5.03 for a different term) shall hold office until the first meeting of the Board of Directors following the next succeeding annual meeting of shareholders and thereafter until their successor(s) shall have been appointed and qualified or until their earlier death or disqualification or until they shall have resigned in the manner provided in Section 5.04 or shall have been removed in the manner provided in
Section 5.05.

Section 5.03 Subordinate Officers

The Board of Directors from time to time may appoint such other officers or agents as it may deem advisable, each of whom shall have such title, hold office for such period, have such authority and perform such duties as the Board of Directors from time to time may determine. The Board of Directors may delegate to any officer or agent the power to appoint any such subordinate officers or agents and to prescribe their respective titles, terms of office, authorities and duties.

Section 5.04 Resignations

Any officer may resign at any time by delivering a written resignation to the Board of Directors, the Chief Executive Officer or the Secretary. Unless otherwise specified therein, such resignation shall take effect upon such delivery.

Section 5.05 Removal

Any officer may be removed at any time, either for or without cause, by action of the Board of Directors.

Section 5.06 Vacancies

A vacancy in any office because of death, resignation, removal, disqualification or any other cause, may be filled in the manner prescribed in this Article for regular appointment to such office.

Section 5.07 The Chief Executive Officer

The Chief Executive Officer of the Corporation shall report directly to the Board. Except in such instances as the Board may confer powers in particular transactions upon any other officer, and subject to the control and direction of the Board, the Chief Executive Officer shall manage the business and affairs of the Corporation and shall communicate


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to the Board and any committee thereof reports, proposals and recommendations for their respective consideration or action. He may do and perform all acts on behalf of the Corporation. In the absence of the Chairman of the Board, the Chief Executive Officer shall preside at all meetings of the shareholders and of the Board of Directors at which he or she shall be present.

Section 5.08 The President

The President shall have such powers and performs such duties as the Board and the Chief Executive Officer (to the extent he is authorized by the Board of Directors to prescribe the authority and duties of other officers) may from time to time prescribe or as may be prescribed in these By-Laws.

Section 5.09 The Vice Presidents

The Vice Presidents shall have such powers and perform such duties as the Board or the Chief Executive Officer (to the extent he or she is authorized by the Board of Directors to prescribe the authority and duties of other officers) may from time to time prescribe or as may be prescribed in these By-Laws.

Section 5.10 The Secretary

The Secretary shall:

     (a) Keep the minutes of meetings of shareholders and of the Board of Directors and cause the same to be recorded in books kept for that purpose.

     (b) Upon the request of any shareholder given at or prior to any meeting of shareholders, produce at such meeting a list of shareholders as of the record date for such meeting, certified by the corporate officer responsible for its preparation or by a transfer agent.

     (c) Cause all notices to be duly given in accordance with the provisions of these By-Laws and as required by statute.

     (d) Be custodian of the records and seal of the Corporation, and cause such seal (or a facsimile thereof) to be affixed to all certificates for shares of the Corporation the issuance of which shall have been authorized by the Board of Directors, and to all instruments the execution of which under the seal of the Corporation shall have been duly authorized.

     (e) Cause a record of shareholders to be kept in accordance with Section 8.01.

     (f) In general, perform all duties incident to the office of the Secretary and such other duties as from time to time may be assigned to him or her by the Board of Directors or the President.


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

Section 5.11 The Treasurer

The Treasurer shall:

     (a) Have charge of and supervision over and be responsible for the funds, securities, receipts and disbursements of the Corporation.

     (b) Cause the moneys and other valuable effects of the Corporation not otherwise employed to be deposited in the name and to the credit of the Corporation in such banks or trust companies or with such bankers or other depositaries as shall be selected in accordance with Section 6.03.

     (c) Cause the moneys of the Corporation to be disbursed by electronic funds transfers, checks or drafts (signed as provided in Section 6.04) upon the authorized depositaries of the Corporation, and cause to be taken and preserved proper vouchers for all moneys disbursed.

     (d) Render to the Board of Directors or the Chief Executive Officer, whenever requested, a statement of the financial condition of the Corporation and of all transactions effected by the Treasurer, and render a full financial report at any annual meeting of shareholders if called upon to do so.

     (e) Cause to be kept at the principal office of the Corporation correct books of account of all its business and transactions and exhibit such books to any director upon application at such office during business hours.

     (f) Be empowered from time to time to require from all officers or agents of the Corporation reports or statements giving such information as he may desire with respect to any and all financial transactions of the Corporation.

     (g) In general, perform all duties incident to the office of the Treasurer and such other duties as from time to time may be assigned to him or her by the Board of Directors or the Chief Executive Officer.

                                   ARTICLE VI
                                 Fiscal Matters

Section 6.01 Execution of Instruments

The Chief Executive Officer, President, any Vice President or the Treasurer may enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation in the ordinary course of its business. Subject to the approval of the Board of Directors, any officer or agent of the Corporation may enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. The

Board of Directors may authorize any officer or agent to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. Any such authorization may be general or confined to specific instances.

Section 6.02. Loans, etc.

     (a) No loans or advances to or by the Corporation shall be contracted, and no notes or other evidences of indebtedness shall be issued in its name, unless and except as authorized by the Board of Directors. Any such authorization may be general or confined to specific instances. So far as may be lawful, any officer or agent of the Corporation thereunto so authorized may effect loans and advances to or by the Corporation, and for loans and advances made to the Corporation may make, execute and deliver promissory notes, bonds or other evidences of indebtedness of the Corporation. So far as may be lawful, any officer or agent of the Corporation thereunto so authorized may pledge, hypothecate or transfer, as security for the payment of any and all loans or advances to or indebtedness and liabilities of the Corporation, any and all stocks, bonds, claims and other personal property, securities or receivables at any time owned by the Corporation or to which it is or will be at any time entitled, and to that end may endorse, assign and deliver the same and take any action necessary or proper in connection therewith.

     (b) No loan shall be made by the Corporation to any officer or director of the Corporation except as may be permitted by law.

Section 6.03. Deposits.

All funds of the Corporation not otherwise employed shall be deposited from time to time to its credit in such banks or trust companies or with such bankers or other depositaries as the Board of Directors from time to time may select, or as may be selected by any officer or agent authorized to do so by the Board of Directors.

Section 6.04 Checks, Drafts, etc.

All notes, drafts, acceptances, checks, endorsements, and all evidences of indebtedness of the Corporation whatsoever, shall be signed by such officer or officers or such agent or agents of the Corporation and in such manner as the Board of Directors from time to time may determine.

                                   ARTICLE VII
                                 Capital Stock

Section 7.01 Certificates for Shares

Shares of the Corporation shall be represented by certificates, in form approved by the Board of Directors, signed by the Chairman of the Board of Directors, the President or a

Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and sealed with the seal of the Corporation. Such seal may be a facsimile, engraved, lithographed, printed or otherwise reproduced. The signatures of such persons upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or its employee. In case any such person who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be in such position before such certificate is issued, it may be issued by the Corporation with the same effect as if such person had not ceased to be in such position at the date of its issue.

Section 7.02 Transfer of Shares; Registered Shareholders

     (a) Shares of the Corporation shall be transferable only upon the books of the Corporation kept for such purpose upon surrender to the Corporation or its transfer agent or agents of a certificate representing shares, duly endorsed or accompanied by appropriate evidence of succession, assignment or authority to transfer.

     (b) The Board of Directors, subject to applicable law and these By-Laws, may make such rules, regulations and conditions as it may deem expedient concerning the subscription for, issue, transfer and registration of, shares of the Corporation. Except as otherwise provided by law, the Corporation, prior to due presentment for registration of transfer, may treat the registered owner of shares as the person exclusively entitled to vote, to receive notifications, and otherwise to exercise all the rights and powers of an owner.

Section 7.03 Transfer Agents and Registrars

The Board of Directors may appoint one or more transfer agents and may appoint one or more registrars of the shares of the Corporation, and upon such appointments being made, no certificate representing shares shall be valid unless and until countersigned by one of such transfer agents, if any, and registered by one of such registrars, if any. The same person may act as transfer agent and registrar for the shares of any class of the Corporation.

Section 7.04 Record Date

The Board of Directors may fix, in advance, a date as the record date for determining the shareholders entitled to receive payment of any dividend, the allotment of any rights, the making of any distribution, or for the delivery of evidences of rights or evidences of interests arising out of any change, conversion or exchange of shares. Such date shall be not more than 60 days prior to any such action.

Section 7.05 Lost or Destroyed Certificates

The Corporation may issue a new certificate in the place of any certificate theretofore issued by it alleged to have been lost or destroyed, and the Board of Directors may require the owner of the lost or destroyed certificate, or his legal representative, to give the Corporation a bond in such sum as the Board may direct, with such surety or sureties as may be satisfactory to the Board, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction of any such certificate or the issuance of any such new certificate. A new certificate may be issued without requiring any bond when, in the judgment of the Board of Directors, it is proper to do so.

                                  ARTICLE VIII
                                Books and Records

Section 8.01 Books and Records

The Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of the shareholders, the Board of Directors and the Executive Committee, if any. The Corporation shall keep at the principal office of the Corporation in the State of New York or at the office of its transfer agent or registrar in the State of New York a record containing the names and addresses of all shareholders, the number and class of shares held by each and the dates when they respectively became the owners of record thereof. Any of the foregoing books, minutes or records may be in written form or in any other form capable of being converted into written form within a reasonable time. Unless otherwise expressly required by statute or by these By-Laws, the books and records of the Corporation shall be kept, within or outside the State of New York, at such place or places as may be designated from time to time by the Board of Directors.

Section 8.02 Examination of Books

So far as permitted by law, the Board of Directors shall have power to determine from time to time whether, to what extent, at what times and places and under what conditions and regulations, the books, records, documents and accounts of the Corporation, or any of them, shall be open to inspection by shareholders; and no shareholder shall have any right to inspect any books, records, documents or accounts of the Corporation, except as conferred by statute or these By-Laws or authorized by resolution of the shareholders or the Board of Directors.

                                   Article IX
                                Indemnification

Section 9.01 Indemnification--Third Party and Derivative Actions

     (a) The Company shall indemnify any person made, or threatened to be made, a party to an action or proceeding (other than one by or in the right of the Company to procure a judgment in its favor), whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the Company served in any capacity at the request of the Company, by reason of the fact that such person, such person's testator or intestate, was a director or officer of the Company, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the Company and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

     (b) The termination of any such civil or criminal action or proceeding by judgment, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not in itself create a presumption that any such director or officer did not act, in good faith, for a purpose which such director or officer reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the Company or that such person had reasonable cause to believe that his conduct was unlawful.

     (c) The Company shall indemnify any person made, or threatened to be made, a party to an action by or in the right of the Company to procure a judgment in its favor by reason of the fact that he, his testator or intestate, is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of any other corporation of any type or kind, domestic or foreign, of any partnership, joint venture, trust, employee benefit plan or other enterprise, against amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred by such person in connection with the defense or settlement of such action, or in connection with an appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the Company, except that no indemnification under this subparagraph
          (c) shall be made in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

     (d) For the purpose of this Section 1, the Company shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his duties to the Company also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; excise taxes assessed on a person with respect to an employee benefit plan pursuant to applicable law shall be considered fines; and action taken or omitted by a person with respect to an employee benefit plan in the performance of such person's duties for a purpose reasonably believed by such person to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Company.

Section 9.02 Payment of Indemnification; Repayment

     (a) A person who has been successful, on the merits or otherwise, in the defense of a civil or criminal action or proceeding of the character described in Section 1 of this Article shall be entitled to indemnification as authorized in such Section.

     (b) Except as provided in the foregoing sentence, any indemnification under Section 1 of this Article, unless ordered by a court under
          Section 724 of the New York Business Corporation Law as from time to time amended, shall be made by the Company, only if authorized in the specific case:

          (1) by the Board of Directors acting by a quorum consisting of directors who are not parties to such action or proceeding upon a finding that the director or officer has met the standard of conduct set forth in Section 1 of this Article or otherwise established by the Company pursuant to the last sentence of
               Section 4 of this Article; or

          (2) if a quorum under the foregoing subparagraph (1) is not obtainable or, even if obtainable, a quorum of disinterested directors so directs:

               (i) by the Board of Directors upon the opinion in writing of independent legal counsel that indemnification is proper in the circumstances because the applicable standard of conduct set forth in such Section 1 of this Article or otherwise established by the Company pursuant to the last sentence of
                    Section 4 of this Article has been met by such director or officer, or

               (ii) by the shareholders upon a finding that the director or officer has met such applicable standard of conduct.

     (c) Expenses incurred in defending a civil or criminal action or proceeding shall be paid by the Company in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount as, and to the extent, required by Section 2(d) of this Article.

     (d) All expenses incurred in defending a civil or criminal action or proceeding which are advanced by the Company under this Article or allowed by a court shall be repaid in case the person receiving such advancement or allowance is ultimately found, under the procedure set forth in this Article, not to be entitled to indemnification or, where indemnity is granted, to the extent the expenses so advanced by the Company or allowed by the court exceed the indemnification to which he is entitled.

Section 9.03 Procedure for Indemnification

Any indemnification of a director or officer of the Company under Section 1, or advance of costs, charges and expenses under Section 2(c) of this Article, shall be made promptly, and in any event within 60 days, upon the written request of the director or officer. The right to indemnification or advances as granted by this Article shall be reenforceable by the director or officer in any court of competent jurisdiction if the Company denies such request, in whole or in part, or if no disposition thereof is made within 60 days. Such person's costs and expenses incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such action shall also be indemnified by the Company. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under Section 2(c) of this Article where the required undertaking, if any, has been received by the Company) that the claimant has not met the standard of conduct set forth in Section 1 of this Article or otherwise established by the Company pursuant to the last sentence of Section 4 of this Article, but the burden of proving such defense shall be on the Company. Neither the failure of the Company (including its Board of Directors, its independent legal counsel, and its stockholders), to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1 of this Article or otherwise established by the Company pursuant to the last sentence of Section 4 of this Article, nor the fact that there has been an actual determination by the Company (including its Board of Directors, its independent legal counsel, and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 9.04 Survival; Preservation of Other Rights

The foregoing indemnification provisions shall be deemed to be a contract between the Company and each director and officer (and each director and officer of any of its subsidiaries) who serves in such capacity at any time while these provisions as well as the relevant provisions of the New York Business Corporation Law are in effect and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action, suit, or proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such a "contract right" may not be modified retroactively without the consent of such director or officer. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person. The Company is hereby authorized to provide further indemnification if it deems it advisable by resolution of shareholders or directors or by agreement.

Section 9.05 Savings Clause

If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify each director or officer of the Company as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Company, to the full extent permitted by any applicable portion of this Article that shall not have been invalidated and to the full extent permitted by applicable law.

                                    ARTICLE X
                                 Miscellaneous

Section 10.01 Corporate Seal

The seal of the Corporation shall be circular in form and shall bear the name of the Corporation and the words and figures "Corporate Seal - 1925 - New York.

Section 10.02 Fiscal Year

The fiscal year of the Corporation shall be the calendar year.

                                   ARTICLE XI
                                   Amendments

Section 11.01 Amendments

All By-Laws of the Corporation, whether adopted by the Board of Directors or the shareholders, shall be subject to amendment, alteration or repeal, and new by-laws may be made, either

     (1) by vote of the holders of the shares of the Corporation at the time entitled to vote in the election of directors, given at any annual or special meeting of shareholders the notice of which shall have specified or summarized the proposed amendment, alteration, repeal or new by-laws, or

     (2) by the affirmative vote of at least a majority of the total number of directors then necessary to constitute a full Board, as determined pursuant to Section 2.02, given at any annual, regular or special meeting the notice or waiver of notice of which, unless none is required under the provisions of Section 4.02, shall have specified or summarized the proposed amendment, alteration, repeal or new by-law, provided that the shareholders may at any time provide in the By-Laws that any specified provision or provisions of the By-Laws may be amended, altered or repealed only in the manner specified in the foregoing clause (1), in which event such provision or provisions shall be subject to amendment, alteration or repeal only in such manner.

Section 11.02 Notice of Amendment

If any by-law regulating an impending election of directors is adopted, amended or repealed by the Board of Directors, there shall be set forth in the notice of the next meeting of shareholders for the election of directors the by-law so adopted, amended or repealed, together with a concise statement of the changes made.


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